Exhibit 10.6

Drone Programming Course Service Agreement

This Drone Programming Course Service Agreement (the “Agreement”) is entered into between:

(1)	ASK Idea (Hong Kong) Limited, located at Unit 721, 7/F, Cyberport 1, 100 Cyberport Road, Pok Fu Lam, Hong Kong (the “Party A”), and

(2)	[●], a School/Company, located at [●] (the “Party B”)

for the joint organization and delivery of the Drone Programming Course (the “Course”). Party A and Party B are collectively referred to as the “Parties.”

1.	Mutual Consent: This Agreement is legally binding. Its contents may be amended upon mutual agreement of both Parties.

2.	Course Design and Instruction: Party A shall be responsible for designing the Course and providing qualified tutors to conduct the lessons.

3.	Course Details: The Course shall be conducted in accordance with the written quotation schedule provided by Party A and accepted by Party B. The key terms are summarized as follows:

Items	Description/Specification:	Remarks
Course Name	Drone Programming Course
Duration	[●]
Total Sessions	23 sessions (20 instructional sessions + 3 sessions for talent show training)
Academic Year	2024-2025
Class Dates	To be determined
Time Slots	To be determined (90 minutes per session)
Target Group	Students in Grades 4 to 6
Group Size	12 students per group
Equipment to be Provided by School	Drones, batteries, battery manager, iPads, glowing drone performance mat, UV lights, router, etc.
Unit Price	HK$[●] per student (for 23 sessions)
Total Price	HK$[●] (for 12 students)

4.	Venue and Equipment: Party B shall provide a suitable venue for the Course and the necessary hardware, including [Tello Talent drones, HuLa, power sources, chargers, protective covers, laptops, tablets/iPads, and routers]. The required applications must be installed on the tablets/iPads.

5.	Student Coordination: Party B shall coordinate student participation, ensure timely attendance, and provide follow-up support throughout the Course.

6.	Insurance: Party A shall purchase valid labor insurance and third-party liability insurance for its employees during the Course period.

7.	Compliance with Labor Laws: Party A shall ensure all employees and contractors comply with Hong Kong labor laws and other relevant regulations.

8.	Confidentiality: Party A’s tutors are responsible solely for teaching. Party B shall not disclose the contents or fees of this Agreement. All communications regarding fees or administrative matters must be directed to Party A.

9.	General Terms and Conditions: Both Party A and Party B agree to abide by the general terms and conditions of this Agreement as stated below:

9.1.	Payment Terms: Party B shall settle payment within one (1) month following Course completion. Cheques shall be made payable to Party A, with the invoice number written on the back, and sent to Party A’s address.

9.2.	Tutor Qualifications: Party A’s tutors shall possess professional qualifications for operating relevant drones, adhere to Party A’s coaching guidelines, and maintain professional standards.

9.3.	Schedule Changes: Class dates and times may be adjusted with mutual consent with at least one (1) day’s prior notice.

9.4.	Liability: Party A shall only be liable for damages or injuries directly resulting from the actions or omissions of its instructors or staff. Party A shall not be liable for unrelated incidents.

9.5.	Non-Disclosure of Course Content: Party B shall not publicly disclose or use the course content for private solicitation.

9.6.	Tutor Absence: If a tutor is absent or late for any reason, no fee shall be charged for the affected session or a pro-rata fee will be deducted. If a tutor is absent due to personal or sick leave, Party A shall arrange a substitute tutor or reschedule the session.

9.7.	Background Checks: Party A’s tutors shall have passed sexual conviction record checks and have no history of sexual offenses. Party B is authorized to verify these results.

9.8.	Health Compliance: Party A’s tutors must comply with vaccination and health testing requirements as mandated by the Education Bureau of Hong Kong.

9.9.	Adverse Weather Arrangements: In case of adverse weather, the course will proceed according to Party B’s safety measures. If Party B requests a make-up session, the date and time shall be mutually agreed upon, and Party B shall notify participating students accordingly.

9.10.	Course Cancellation Due to Weather: If Typhoon Signal No. 3 or higher, or a Red/Black Rainstorm Warning is issued by the Hong Kong Observatory after 7:00 a.m. on the day of the session, that session will be cancelled.

9.11.	Pandemic or Special Circumstances: If in-person classes are suspended due to Education Bureau directives or other exceptional circumstances, Party A shall, at Party B’s request, switch to online real-time instruction (same day and time slot) or cancel the session and refund the full session fee to participating students, at Party B’s discretion.

9.12.	Course dates shall be finalized in coordination with Party B.

9.13.	National Security Compliance: Party A shall ensure that its employees, agents, and any persons permitted to enter the venue during the service period comply with the National Security Law of the Hong Kong Special Administrative Region and other applicable Hong Kong laws. Non-compliance grants Party B the right to terminate this Agreement.

9.14.	Anti-Bribery Compliance: Party A shall comply with the Prevention of Bribery Ordinance (Cap. 201). Neither Party A, its employees, nor its agents shall offer advantages (as defined under the Ordinance) to Party B’s employees, school board members, or parent/student representatives involved in this Agreement. Any violation may render the Agreement void, and Party A shall be liable for any losses or damages incurred by Party B.

9.15.	Execution: This Agreement is made in duplicate, with each Party retaining one copy. It takes effect immediately upon signing.

█ Signed and Stamped by Party A:

ASK Idea (Hong Kong) Limited

_________________________

Date:

█ Signed and Stamped by Party B:

[●]

_________________________

Date:

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